Exhibit 10.1
FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE is effective as of the 31st day of October, 2007 (the “Amendment”) by and between RALEIGH FLEX OWNER I LLC, a Delaware limited liability company (“Landlord”) (successor-in-interest to Duke Realty Limited Partnership) and CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation (“Tenant”).
WITNESSETH:
     WHEREAS, Duke Realty Limited Partnership and Tenant entered into a certain Lease dated October 21, 2002 (the “Lease”) whereby Tenant leased approximately 30,835 rentable square feet of space located at 800 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560 (the “Leased Premises”) located in EastRidge at Perimeter Park (formerly known as Perimeter Park) (the “Park”); and
     WHEREAS, Duke Realty Limited Partnership transferred all right, title and interest in the Premises and the Lease to FirstCal Industrial 2 Acquisition, LLC, who then transferred all right, title and interest in the Premises and Lease to the Landlord; and
     WHEREAS, the Lease shall expire on May 31, 2008 (the “Expiration Date”); and
     WHEREAS, pursuant to Section 16.13 of the Lease (the Option to Extend) the Landlord and Tenant desire to renew and extend the Term of the Lease for an additional five (5) years from the Expiration Date; and
     WHEREAS, the Landlord and Tenant desire to further amend and modify the Lease as provided herein.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. The foregoing recitals are true and correct and are incorporated herein by reference. All capitalized terms not defined herein shall have the meaning given to them in the Lease.
2. Section 1.01 (C) of the Lease shall be deleted in its entirety and shall be replaced with the following:
     “C. Tenant’s Proportionate Share: 6.48% of the Park. The square footage of the Park is 476,039 square feet. The determination of Tenant’s Proportionate Share shall conclusively be deemed correct for all purposes hereunder. ”
3. The Lease Term is renewed and extended for five (5) years from the Expiration Date (the “First Renewal Term”).

4. The Minimum Rent during the First Renewal Term shall be paid as follows:

	Per Square
Year	Foot	Monthly Rent	Annual Rent
June 1, 2008- May 31, 2009	$9.56	$24,565.22	$294,782.64
June 1, 2009- May 31, 2010	$9.80	$25,181.92	$302,183.04
June 1, 2010- May 31, 2011	$10.05	$25,824.31	$309,891.72
June 1, 2011- May 31, 2012	$10.30	$26,466.71	$317,600.52
June 1, 2012- May 31, 2013	$10.56	$27,134.80	$325,617.60
5. The Landlord hereby represents and warrants that in the event the roof allows water to intrude into the Lease Premises, Landlord shall immediately repair the roof as necessary. Notwithstanding the foregoing, in the event the Landlord is unable to correct the roof by reasonable repair within twelve (12) months from the full execution of this Amendment by Landlord and Tenant, the Landlord shall cause the roof to be replaced.
6. Landlord hereby grants to Tenant an option to renew the Lease for one (1) additional Lease Term of five (5) years in accordance with Section 16.13 of the Lease (the “Second Option to Extend”). Tenant shall exercise the Second Option to Extend in strict compliance with Section 16.13 of the Lease.
7. Landlord shall reimburse Tenant in an amount up to Ten Thousand Seven Hundred Fifty and No/100 Dollars ($10,750.00) as an allowance (the “Improvement Allowance”) for the repair of the deck area of the Leased Premises, painting of the Leased Premises and replacing doors within the Leased Premises (the “Improvements”). The Improvement Allowance will be paid to Tenant upon satisfaction of the following conditions: (i) submission by Tenant to Landlord of all paid in full invoices for the Improvements; (ii) submissions by Tenant to Landlord of Tenant’s contractor’s sworn statement that all Improvements have been paid for in full which shall include unconditional lien releases for all Improvements. Notwithstanding the foregoing, Landlord shall have no obligation to disburse any portion of the Improvement Allowance to Tenant during any period when Tenant is in default under the Lease. In the event the documents submitted by Tenant substantiate that the amounts paid or incurred by Tenant for Improvements were less than the amount of the Improvement Allowance, the Improvement Allowance shall be reduced accordingly.
8. Section 16.14 of the Lease is hereby deleted in its entirety and shall have no further force and effect.
9. Except as amended hereby, the Lease shall be reaffirmed and all terms and conditions of the Lease are in full force and effect, and the parties hereto hereby ratify and affirm the terms and conditions of the Lease, as those terms and conditions are amended hereby.

10. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns, and shall be construed under and enforceable in accordance with the laws of the State of North Carolina.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the day and year first above written.

TENANT:		LANDLORD:

Catapult Communication Corporation,		Raleigh Flex Owner I LLC,
a Nevada corporation		a Delaware limited liability company

		By:	Raleigh Flex Investor LLC,
a Delaware limited liability company
Its Sole Member

By:	/s/ Richard A. Karp

Name:	Richard A. Karp
Title:	Chairman and CEO
		By:	Raleigh Flex Manager LLC,
a Michigan limited liability company
Its Manager

By: /s/ Adam Lutz Adam Lutz, Manager

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